Exhibit 16.1

TOTAL ASIA ASSOCIATES PLT
(AF002128 & LLP0016837-LCA)
A Firm registered with US PCAOB and Malaysian MIA
No. 36G-2, Jalan Radin Anum, Bandar Baru Sri Petaling,
57000 Kuala Lumpur, Malaysia.
Tel: (603) 9057 3131

November 30, 2021

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: CXJ GROUP CO., LIMITED

Dear Sirs/Madams:

The undersigned Total Asia Associates PLT, previously acted as independent accountants to audit the financial statements of CXJ Group Co., Limited. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated November 30, 2021 of CXJ Group Co., Limited to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/S/ TOTAL ASIA ASSOCIATES PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA